UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2022

APA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40144	86-1430562
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056-4400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 296-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.625 par value	APA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2022, William C. Montgomery notified the board of directors (the “Board”) of APA Corporation (the “Company”) that due to recently taking on additional responsibilities at Quantum Energy Partners, he had decided to retire from the Board upon expiration of his current term at the Company’s annual shareholder meeting in May.

In a message to the board, Mr. Montgomery stated: “I have recently taken on some additional responsibilities at Quantum that are impacting my ability to serve on outside corporate boards. As a result of this and, after much thought, I have decided not to run for reelection to the APA Board. Therefore, I do not wish to be nominated in the Company’s upcoming proxy filing. I have thoroughly enjoyed my service on the board and am very proud of the transformation that the board has undergone during my more than ten years of service. I have the utmost faith in the board and management.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APA CORPORATION

Date: March 8, 2022	By:	/s/ Rajesh Sharma
Rajesh Sharma
Corporate Secretary